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                                                            Exhibit 99.1

        DAN RIVER INC. RECEIVES COURT APPROVAL OF FINAL DIP ORDER

    Court Grants Final Approval of Debtor-in-Possession Financing


Danville, Va., May 28, 2004 - Dan River Inc. (Other OTC: DVERQ.PK) reported today that the bankruptcy court granted final approval of its $145 million debtor-in-possession (DIP) credit facility. The facility is being provided by a group of lenders led by Deutsche Bank Trust Company Americas. The Company had received interim approval of the DIP facility pursuant to a "first day order" approved by the bankruptcy court on April 1, 2004. Dan River filed a voluntary petition to restructure under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia on March 31, 2004.

The DIP financing, combined with the Company's cash from operations, is expect-ed to provide funding for the Company's operations during the Chapter 11 pro-cess, and will expire on March 31, 2005. The Company is in compliance with all of the terms and conditions of the DIP credit agreement.

"We are pleased that we were able to reach agreement with our lenders concern-ing the terms of our final DIP facility," said Joseph J. Lanier, Jr., Chairman and CEO of Dan River. "Our number one priority is to continue to supply our customers with the competitively priced, quality products they rely on from Dan River. We are pleased that our Chapter 11 filing has not impeded our ability to provide the excellent service which our customers expect."

Mr. Lanier continued, "Final approval of our DIP credit facility allows us to continue to serve our customers and honor our obligations to our suppliers and to our employees while we complete our reorganization. I want to express my gratitude for the on-going support we continue to receive from our loyal customers, suppliers, licensors and dedicated associates."

Dan River Inc. is a leading manufacturer and marketer of textile products for the home fashions, apparel fabrics and industrial textiles markets. The company designs, manufactures and markets a coordinated line of value-added home fashions products consisting of bedroom furnishings such as comforters, sheets, pillowcases, shams, bed skirts, decorative pillows, and draperies for the adult, juvenile, and institutional markets. Dan River also manufactures and markets a broad range of high quality woven cotton and cotton blend fabrics for apparel. Additionally, Dan River manufactures and markets specialty engineered textile products used in making high-pressure hoses and other industrial products.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements under applicable securities laws. The Company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. Such forward-looking statements are subject to risks and uncertainties which may cause actual results to differ. There can be no assurance that the Company's restructuring will be successful. The Company's results of operations could be materially and adversely affected by numerous market and industry factors outside of its control; in particular, further weakening of demand for the Company's products could have an adverse effect on its operating results. Additional factors related to its restructuring efforts that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: the ability of the Company to meet requirements imposed by the lenders under the Company's DIP facility; risks associated with third parties seeking and obtaining court approval to terminate or shorten plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to attract and retain customers; and the ability of the Company to attract, retain and compensate key executives. Additional risks associated with the Company's business are detailed in its annual report on Form 10-K filed with the SEC on April 19, 2004, and in its quarterly report on Form 10-Q filed with the SEC on May 24, 2004.